Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is dated this 9th day of January, 2026, by and between Jet.AI, a Delaware corporation (the “Company”) and Maxim Group LLC (the “Sales Agent”). Capitalized terms not defined herein shall have the meaning as set forth in the Equity Distribution Agreement (as defined below).

WHEREAS, the Company entered into that certain Equity Distribution (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”) dated as of November 21, 2025, by and among the Company and the Sales Agent.

WHEREAS, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Agents desire to amend the Equity Distribution Agreement as set forth herein.

NOW THEREFORE, IT IS RESOLVED that:

Section 1. Amendments. Effective as of the date hereof, the Equity Distribution Agreement is hereby amended as follows.

1.1 The amount to be raised under the Equity Distribution Agreement as provided for on the cover page shall be deleted in its entirety and replaced with the following:

Up to $50,000,000 of Common Stock

1.2 The introductory paragraph shall be deleted in its entirety and replaced with the following:

Jet.AI Inc., a Delaware corporation (the “Company”), proposes to issue and sell through Maxim Group LLC (the “Agent”), as sales agent, common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 of Common Stock (the Common Stock subject to this Equity Distribution Agreement (this “Agreement”) being referred to herein as the “Shares”) on terms set forth herein. The Shares consist entirely of authorized but unissued Common Stock to be issued and sold by the Company.

1.3 Section 2(a) shall be deleted in its entirety and replaced with the following:

(a) At the Market Sales. On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, the Shares up to an aggregate offering price of $50,000,000; provided, however, that in no event shall the Company issue or sell through the Agent such number of Shares that (a) exceeds the number or dollar amount of Common Stock registered on the Registration Statement, pursuant to which the Offering is being made, (b) exceeds the number of authorized but unissued Common Stock or (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, General Instruction I.B.6 of Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”)). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2(a) on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. Notwithstanding the foregoing, the Company agrees that it will provide the Agent with written notice no less than one (1) business day prior to the date on which it makes the initial sale of Shares under this Agreement. As used herein, the terms “business day” means any day (other than Saturday, Sunday or any federal holiday in the United States) in which commercial banks in New York, New York are open for business.

Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the state of New York without regard to the principles of conflicts of laws. Specified times of day refer to New York City Time. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or electronic transmission.

Section 3. Severability. If any provision of this Amendment shall be invalid illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

Section 4. Ratification. Except as otherwise expressly provided herein, the Equity Distribution Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

JET.AI

By:	/s/ George Murnane
Name:	George Murnane
Title:	Interim CFO

[Company signature page to the Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SALES AGENT:

MAXIM GROUP LLC

By:	/s/ Larry Glassberg
Name:	Larry Glassberg
Title:	Co-Head Investment Banking

ADDRESS:

300 Park Avenue

Floor 16

New York, NY 10022

[Sales Agent Signature Page to the Amendment]